UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ALLIED ESPORTS ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(4)	Date Filed:

ALLIED ESPORTS ENTERTAINMENT, INC.

17877 Von Karman Avenue, Suite 300

Irvine, California 92614

CONSENT SOLICITATION STATEMENT SUPPLEMENT

February 17, 2021

To the Stockholders of Allied Esports Entertainment, Inc.:

This is a supplement (this “Supplement”) to the Consent Solicitation Statement of Allied Esports Entertainment, Inc. (the “Company” or “AESE”), dated February 1, 2021 (the “Consent Solicitation Statement”), that was sent to you in connection with the Company’s solicitation of stockholder consents to approve the sale of 100% of the outstanding capital stock of Club Services, Inc., or “CSI,” to Element Partners, LLC. CSI is an indirect wholly-owned subsidiary of the Company that directly or indirectly owns 100% of the outstanding capital stock of each of the legal entities that collectively operate or engage in the Company’s poker-related business and assets. Terms that are used in the Supplement have the meanings set forth in the Consent Solicitation Statement, unless a new definition for such term is provided in this Supplement. The following information supersedes and supplements any conflicting information in the Consent Solicitation Statement.

Expenses and Solicitation

The costs of solicitation of consents, including printing and mailing costs, will be borne by us. We have engaged Regan & Associates, Inc. to provide consulting and analytic services and to assist with the solicitation. In addition to the solicitation of consents by mail and by Regan & Associates, Inc., consents may also be solicited personally by our directors, officers and employees, without additional compensation to these individuals. We may request banks, brokers and other firms holding shares in their names that are beneficially owned by others to send consent materials and obtain consents from such beneficial owners, and will reimburse such banks, brokers and other firms for their reasonable out-of-pocket costs.

The Company has agreed to pay to Regan & Associates, Inc. a fee of $25,000 plus certain out-of-pocket expenses for its services. Such amount will be increased to $40,000 if the Company requests such firm to continue providing its services after March 9, 2021.

Press Release

The World Poker Tour® filed the attached press release issued on February 17, 2021.

WPT® Spring Festival sponsored by Poker King to be
Live Streamed Globally on OTT Platforms

Twitter: @WPT
Facebook.com/WorldPokerTour
www.WPT.com

Los Angeles, CA (February 17, 2021) – The World Poker Tour® and the WPT® Spring Festival sponsored by Poker King are launching a robust live streaming schedule that will feature action during the final table and post-produced broadcasts around the globe.

WPT Spring Festival Main Event final table will air on a 30-minute delay starting on February 22 at 8:00 pm CST (4:00 am PT) on WPT’s YouTube and Twitch channels along with VietContent (Vietnamese) and ThetaTV. Asian audiences can watch the PokerFang and PokerGuru platforms.

Recent Mike Sexton Classic winner Daniel Dvoress and WPT Champion Nick Petrangelo will be the voices of English commentary on the WPT platforms. Among the guests scheduled to join them in the booth include WPT Anchor Lynn Gilmartin, WPT Commentator Tony Dunst, and WPT Executive Tour Director Matt Savage.

WPT Champion Mohsin Charania will provide commentary for PokerGuru alongside Nipun Java. WPT Champion Scotty Nguyen will be a commentator on VietContent. Celina Lin and Xuan Liu will anchor the coverage on PokerFang.

The final table will re-air on PlutoTV’s platforms in the US, UK, Germany, Switzerland, and Austria on February 25 at 1:00 pm EST.

In addition, the WPT Spring Festival Main Event final table will be available additional OTT platforms including but not limited to, Samsung TV Plus, STIRR, Freecast, Vizio and the WatchWPT app.

Additional guest commentators and streamers will be announced closer to the final table.

“This event is a testament to the growing WPT global audience and we are grateful for the international support,” said Adam Pliska, CEO of the World Poker Tour.

“WPT’s OTT partners are excited to broadcast the WPT Spring Festival and mark a first for the World Poker Tour in being able to stream an event across our global network of platforms both during and after an event,” added Loc Sondheim, Director of Ad Sales and Distribution.

WPT is a subsidiary of Allied Esports Entertainment, Inc. (NASDAQ: AESE). For more information, including World Poker Tour event schedules and the tour’s latest news, visit WPT.com.

About World Poker Tour

World Poker Tour (WPT) is the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online, and mobile. Leading innovation in the sport of poker since 2002, WPT ignited the global poker boom with the creation of a unique television show based on a series of high-stakes poker tournaments. WPT has broadcast globally in more than 150 countries and territories, and is currently producing its 18th season, which airs on FOX Sports Regional Networks in the United States. Season XVIII of WPT is sponsored by ClubWPT.com. ClubWPT.com is a unique online membership site that offers inside access to the WPT, as well as a sweepstakes-based poker club available in 43 states and territories across the United States, Australia, Canada, France and the United Kingdom. WPT also participates in strategic brand license, partnership, and sponsorship opportunities. For more information, go to WPT.com. WPT Enterprises Inc. is a subsidiary of Allied Esports Entertainment, Inc.

About Allied Esports Entertainment (AESE)

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports and the World Poker Tour (WPT). On January 19, 2021, AESE entered into a Stock Purchase Agreement to sell the equity interests of its subsidiaries that own and operate its WPT business to Element Partners, LLC once all applicable shareholder and regulatory consents have been obtained, and the other conditions to closing have been satisfied (the “Proposed Transaction”).

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to future results, strategy and plans of Allied Esports Entertainment, Inc. and the World Poker Tour (collectively, the “Companies”) (including certain projections and business trends, and statements, which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of the Companies as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, each Company’s respective revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, the result of future financing efforts and its dependence on key personnel, and the ability to retain key personnel. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and no Company undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. With respect to the Proposed Transaction, these factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement or could otherwise cause the Proposed Transaction to fail to close; the outcome of any legal proceedings that may be instituted against us following the announcement of the Proposed Transaction; the inability to complete the Proposed Transaction, including due to failure to obtain approval of AESE’s stockholders or other conditions to closing; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Proposed Transaction; a change in our plans to retain the net cash proceeds from the Proposed Transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the Proposed Transaction; an event or condition that results in our not fully participating in the future revenues of Buyer (as contemplated by the Stock Purchase Agreement); and a decision not to pursue strategic options for the esports business. Further information on potential factors that could affect our business is described under “Risk Factors” in AESE’s Consent Solicitation Statement dated February 1, 2021, filed with the SEC on February 2, 2021.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Important Additional Information Has Been Filed With the SEC

AESE has filed with the SEC and mailed to its stockholders the Consent Solicitation Statement in connection with the Proposed Transaction. The Consent Solicitation Statement contains important information about the Companies, the Proposed Transaction and the Stock Purchase Agreement. Investors and stockholders are urged to read the Consent Solicitation Statement carefully before making any decision to invest or consent to the Proposed Transaction.

Investors and stockholders will be able to obtain free copies of the Consent Solicitation Statement and other documents filed by AESE with the SEC through the website maintained by the SEC at www.sec.gov. AESE encourages all stockholders of record on January 28, 2021, whom have not yet completed a stockholder consent to approve the Proposed Transaction, to do so by April 9, 2021 at 5:00 p.m. (Eastern Time). Stockholders who have any questions or require any assistance with completing a stockholder consent or who do not have the required materials, may contact AESE’s solicitor, Regan & Associates, Inc., by telephone (toll-free within North America) at 1-800-737-3426.

Participants in the Solicitation

In addition to Regan & Associates, Inc., AESE, its directors and executive officers may be deemed to be participants in the solicitation of consents with respect to the Proposed Transaction. Information regarding AESE’s directors and executive officers and their ownership of AESE shares is contained in AESE’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2019 and its definitive consent solicitation statement for the Proposed Transaction which was filed with the SEC on February 2, 2021, and is supplemented by other public filings made, and to be made, with the SEC. AESE’s directors and executive officers beneficially own approximately 6.8% of AESE’s common stock. Investors and stockholders may obtain additional information regarding the direct and indirect interests of AESE and its directors and executive officers with respect to the Proposed Transaction by reading the proxy statement and other filings referred to above.

WPT Media Contact
Matt Clark – matthew.clark@wpt.com

Investor Contact: Lasse Glassen

Addo Investor Relations

lglassen@addoir.com
424-238-6249

©2021 WPT Enterprises, Inc. All rights reserved.

WPT, World Poker Tour and Spade Card Design are registered trademarks of WPT Enterprises, Inc. All rights reserved

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